SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                             Current Report Pursuant
                         To Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 13, 2005

                                  BIOMODA, INC
             (Exact Name of Registrant as Specified in its Charter)

                                   New Mexico
                 (State or Other Jurisdiction of Incorporation)


            333-90738                                85-039245
     (Commission File Number)               (IRS Employer Identification No.)

                           8301 Washington NE, Suite 6
                              Albuquerque, NM 87113
          (Address of Principal Executive Offices, Including Zip Code)

                                 (505) 821-0875
              (Registrant's Telephone Number, Including Area Code)

ITEM 4.01  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT



Effective January 13, 2005, the Board of Directors of the Company approved the engagement of Singer Lewak Greenbaum & Goldstein LLP as its independent auditors for the fiscal year ended December 31, 2004 and the dismissal of Squar, Milner, Reehl & Williamson, LLP Public Accountants ("Squar Milner"). The Company did not consult with Singer Lewak Greenbaum & Goldstein LLP on any matters prior to their retention.



The audit report of Squar Milner on the Registrant's financial statements for the fiscal year ended December 31, 2003 did not contain any adverse opinion, or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. Such report did contain a modification for uncertainty as to going concern.



In connection with the audit for the year ended December 31, 2003 and through January 26, 2005, there have been no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Squar Milner would have caused them to make reference thereto in their report on the financial statement for such years. During the year ended December 31, 2003 and through January 26, 2005, there have been no reportable events as defined in Regulation S-B Item 304 (a) (1) (iv).

The Registrant has requested that Squar Milner furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 26, 2005, is filed as Exhibit 16.1 of this Form 8-K.

ITEM 9.01    EXHIBITS

16.1 Letter from Squar, Milner, Reehl & Williamson, LLP Public Accountants dated January 26, 2005.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                        BIOMODA, INC

Date:      January 26, 2005

                                                        BY: /s/ John J. Cousins
                                                        -----------------------
                                                        John J Cousins
                                                        Vice President, Finance